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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at December 31, 1996       Filed
             (Unaudited, subject to adjustment)       herewith

   B1        Statement of Income and Accumulated Deficit   Filed
             For the Quarter ended December 31, 1996  herewith
             (Unaudited, Subject to Adjustment)

   C1        Statement of Cash Flows                  Filed
             For the Quarter Ended December 31, 1996  herewith
             (Unaudited, Subject to Adjustment)


   B2        Statement of Income and Accumulated Deficit   Filed
             For the Twelve Months ended December 31, 1996 herewith (Unaudited, Subject to Adjustment)

   C2        Statement of Cash Flows                  Filed
             For the Twelve Months December 31, 1996  herewith
             (Unaudited, Subject to Adjustment)